\

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement  / /  Confidential, for Use of
                 the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section 240.14a-11(c) or
                 Section 240.14a-12

                        HOSPITALITY PROPERTIES TRUST
----------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)
----------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/        No fee required
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11
           (1)  Title of each class of securities to which transaction applies:
                ------------------------------------------------------------
           (2)  Aggregate number of securities to which transaction applies:
                ------------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ------------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ------------------------------------------------------------
           (5)  Total fee paid:
                ------------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ------------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ------------------------------------------------------------
           (3)  Filing Party:
                ------------------------------------------------------------
           (4)  Date Filed:
                ------------------------------------------------------------

                          HOSPITALITY PROPERTIES TRUST

                               400 CENTRE STREET
                          NEWTON, MASSACHUSETTS 02458

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 15, 2001

To the Shareholders of Hospitality Properties Trust:

    Notice is hereby given that the Annual Meeting of Shareholders of Hospitality Properties Trust, a Maryland real estate investment trust (the "Company"), will be held at 9:00 A.M. on Tuesday, May 15, 2001, at the Sheraton Newton Hotel, 320 Washington Street, Newton, Massachusetts, for the following purposes:

    1.  To elect one Trustee in Group III of the Company's Board of Trustees.

    2. To consider and act upon such other matters as may properly come before the meeting.

    The Board of Trustees has fixed the close of business on March 26, 2001, as the record date for determination of the shareholders entitled to notice of, and to vote at, the meeting.

                                          By Order of the Board of Trustees,

                                          JOHN G. MURRAY, SECRETARY

April 13, 2001

WHETHER OR NOT YOU EXPECT TO BE AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENVELOPE ENCLOSED HEREWITH.

                          HOSPITALITY PROPERTIES TRUST

                               400 CENTRE STREET
                          NEWTON, MASSACHUSETTS 02458

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                      TO BE HELD ON TUESDAY, MAY 15, 2001

                            ------------------------

                                  INTRODUCTION

    A Notice of the Annual Meeting of Shareholders (the "Meeting") of Hospitality Properties Trust, a Maryland real estate investment trust (referred to as "we", "us" or the "Company"), is set forth on the preceding page, and there is enclosed herewith a form of proxy solicited by our Board of Trustees. We are paying the cost of this solicitation. In addition to solicitation by mail, our Trustees and officers may solicit proxies personally or by telephone or telegram. This proxy statement is being first sent to shareholders on or about April 13, 2001, together with a copy of our Annual Report to Shareholders for the year ended December 31, 2000, (including our audited financial statements).

    Only shareholders of record as of the close of business on March 26, 2001, (the "Record Date") are entitled to notice of, and to vote at, the Meeting and/or any adjournment thereof. Our outstanding common shares on the Record Date entitled to vote consisted of 56,506,340 common shares of beneficial interest, $.01 par value per share (the "Common Shares"). The holders of the outstanding Common Shares are entitled to one vote per Common Share.

    All Common Shares represented by valid proxies which we receive prior to the Meeting will be counted for purposes of determining the presence of a quorum, for purposes of taking action on the proposal set forth below and will be voted as specified in the proxies. If no specification is made by the shareholder, the Common Shares will be voted FOR the election of the Board's nominee. To be elected, the Board's nominee must receive the affirmative vote of a majority of our Common Shares issued and outstanding. Abstentions are considered present for purposes of determining a quorum. A shareholder marking the proxy "Withhold" will not be counted as voting in favor of the nominee for Trustee. A shareholder giving a proxy may revoke it any time prior to its exercise by delivering to the Secretary of the Company a written revocation or a duly executed proxy bearing a later date, or by attending the Meeting and voting his or her Common Shares in person.

ITEM 1.  ELECTION OF ONE TRUSTEE IN GROUP III OF THE BOARD OF TRUSTEES.

    The number of our Trustees is currently fixed at five, and the Board of Trustees is currently divided into three groups, with two Trustees in Group I, two Trustees in Group II and one Trustee in Group III. Trustees in each Group are elected for three-year terms.

    Our business is conducted under the general direction of our Board of Trustees as provided by our Amended and Restated Declaration of Trust, as amended (the "Declaration of Trust"), our Amended and Restated Bylaws, as amended (the "Bylaws"), and the laws of the State of Maryland, the state in which we were organized on May 12, 1995.

    Three of our Trustees, John L. Harrington, Arthur G. Koumantzelis and William J. Sheehan are our "Independent Trustees" within the meaning of our Declaration of Trust; that is, Trustees who are not officers of ours or affiliates of either HRPT Properties Trust ("HRP") or REIT Management & Research, Inc. ("RMR"), which is our investment advisor.

    The Independent Trustees comprise the Audit Committee of our Board of Trustees. The Audit Committee makes recommendations to our Board of Trustees about the selection of and evaluates our independent auditors, reviews the audited financial statements and discusses the adequacy of our internal controls with management and auditors. The Audit Committee operates under a written charter adopted by our Board, a copy of which is included as Appendix A to this proxy statement. We do not have a Compensation Committee or Nominating Committee.

    During 2000, our Board of Trustees held five meetings and the Audit Committee held six meetings. During 2000, each Trustee attended 75% or more of the total number of meetings of the Board and any Committee of which he was a member.

    Each Independent Trustee receives an annual fee of $20,000 for services as a Trustee, plus a fee of $500 for each meeting attended. Only one $500 fee is paid if a Board meeting and Board Committee meeting are held on the same date. The Chair of the Audit Committee receives an additional $2,000 annually; this position rotates periodically among the Independent Trustees. Each Independent Trustee also automatically receives an annual grant of 300 Common Shares under our 1995 Incentive Share Award Plan (the "Plan"). We reimburse all Trustees for travel expenses incurred in connection with their duties as Trustees.

    The present Trustee in Group III is Arthur G. Koumantzelis. The term of the Group III Trustee elected at the Meeting will expire at our 2004 Annual Meeting of Shareholders. To be elected, the nominee for Trustee must receive the vote of a majority of our Common Shares then issued and outstanding. The Board of Trustees has proposed Mr. Koumantzelis for re-election as the Group III Trustee. The persons named in the enclosed proxy intend to vote the proxy for the election of Mr. Koumantzelis, except to the extent that a shareholder indicates on the proxy card that the vote should be withheld. HRP and Messrs. Martin and Portnoy, who have voting control over 4,360,127 Common Shares (approximately 7.7% of Common Shares outstanding and entitled to vote at the Meeting), intend to vote in favor of Mr. Koumantzelis as the Group III Trustee.

    THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE ELECTION OF ARTHUR G. KOUMANTZELIS AS THE GROUP III TRUSTEE.

    The following are the recent principal occupations, directorships and the age as of the Record Date of Mr. Koumantzelis:

                       NOMINEE FOR TERM EXPIRING IN 2004

ARTHUR G. KOUMANTZELIS, AGE: 70

    Mr. Koumantzelis has been the President and Chief Executive Officer of Gainesborough Investments LLC, a private investment company, since June 1998. Since April 2000, Mr. Koumantzelis has served as the President, Chief Executive Officer and a member of Peponi Investments, LLC, a private investment company. In addition, Mr. Koumantzelis has served as Treasurer and has been part owner of Mosaic Communications Group LLC, a media company, since December 2000.
Mr. Koumantzelis is also currently a Trustee of Milo Trust, Lemoni Trust and a member of the Board of Directors of Wang Healthcare

Information Systems, Inc. From 1990 until February 1998, Mr. Koumantzelis was Senior Vice President and Chief Financial Officer of Cumberland Farms, Inc., a private company engaged in the convenience store business and in the distribution and retail sale of gasoline. Mr. Koumantzelis was a Trustee of HRP from 1992 through August 1995. Mr. Koumantzelis has been one of our Trustees since our initial public offering in 1995 and since October 1999 a Trustee of Senior Housing Properties Trust ("SNH"), which was a subsidiary of HRP prior to the distribution of a majority of its shares by HRP to HRP shareholders in October 1999.

    In addition to Mr. Koumantzelis, the following persons currently serve on our Board of Trustees or as executive officers of our Company. The following is information concerning those individuals, including their recent employment, positions with the Company, other directorships and age as of the Record Date:

                              CONTINUING TRUSTEES

JOHN L. HARRINGTON, AGE: 64

    Mr. Harrington has been the Chief Executive Officer of the Boston Red Sox Baseball Club for over five years and is Executive Director and Trustee of the Yawkey Foundation and a Trustee of the JRY Trust. Mr. Harrington was a Trustee of HRP from 1991 through August 1995, and he has been one of our Trustees since we began business in 1995. Mr. Harrington has been a Trustee of SNH since October 1999. Mr. Harrington is a Group I Trustee and will serve until our 2002 Annual Meeting of Shareholders.

GERARD M. MARTIN, AGE: 66

    Mr. Martin is one of our Managing Trustees, and he has been since we began business in 1995. Mr. Martin is also a Managing Trustee of HRP, a New York Stock Exchange ("NYSE") listed real estate investment trust ("REIT") which owns office buildings, and a Managing Trustee of Senior Housing Properties Trust ("SNH"), a NYSE listed REIT which owns nursing homes and senior housing properties. He has served in these capacities for HRP and SNH since they began business in 1986 and 1999, respectively. Mr. Martin is a Director and 50% owner of RMR, our investment advisor. From 1994 through July 1996, Mr. Martin was a Director of Horizon Healthcare Corporation ("HHC"), a NYSE listed health care services company. Mr. Martin served as interim President of the Company from the Company's formation until John G. Murray's election to that office in March 1996. Mr. Martin is a Group II Trustee and will serve until our 2003 Annual Meeting of Shareholders.

BARRY M. PORTNOY, AGE: 55

    Mr. Portnoy is one of our Managing Trustees, and he has been since we began business in 1995. He is also a Managing Trustee of HRP and SNH, and he has been since they began business in 1986 and 1999, respectively. He is also a Director and 50% owner of RMR. He was a Director of HHC from 1994 through July 1996. From 1978 through March 31, 1997, Mr. Portnoy was a partner of the law firm of Sullivan & Worcester LLP, our counsel; and he was Chairman of that firm from 1994 through March 1997. Mr. Portnoy is a Group I Trustee and will serve until our 2002 Annual Meeting of Shareholders.

WILLIAM J. SHEEHAN, AGE: 56

    Mr. Sheehan has been one of our Trustees since we began business in 1995. Mr. Sheehan currently serves as Executive Vice President of Finance of Ian Schrager Hotels LLC (formerly Ian Schrager Hotels, Inc.). From 1995 until
May 1999, Mr. Sheehan served as Chief Financial Officer of Ian Schrager

Hotels LLC. Prior to his employment with Ian Schrager Hotels LLC, Mr. Sheehan was a self-employed consultant on financial and operating matters to companies in the hotel industry from 1993 until May 1995. Mr. Sheehan is a certified hotel administrator, an Ambassador of the Educational Institute of the American Hotel and Motel Association and has been a speaker at various hotel industry conferences. Mr. Sheehan is a Group II Trustee and will serve until our 2003 Annual Meeting of Shareholders.

                               EXECUTIVE OFFICERS

JOHN G. MURRAY, AGE: 40

    Mr. Murray is our President, Chief Operating Officer and Secretary.
Mr. Murray is also Executive Vice President of RMR. Prior to his election as our President and Chief Operating Officer in March 1996, Mr. Murray served as our Treasurer and Chief Financial Officer. Mr. Murray served in various capacities for HRP from 1993 until August 1995 and for RMR and its affiliates since 1993. Mr. Murray is a certified public accountant.

THOMAS M. O'BRIEN, AGE: 34

    Mr. O'Brien is our Treasurer and Chief Financial Officer. Mr. O'Brien is also a Vice President of RMR. Prior to his election to these offices in March 1996 and December 1997 respectively, Mr. O'Brien was employed by Arthur Andersen LLP from 1988 to 1996, most recently as an audit manager, with clients primarily in the hospitality and real estate industries. Mr. O'Brien is a certified public accountant.

ETHAN S. BORNSTEIN, AGE: 27

    Mr. Bornstein is our Vice President. Prior to his election as our Vice President in October 1999, Mr. Bornstein was employed by RMR for two years. From 1995 until July 1997, Mr. Bornstein was employed by E&Y Kenneth Leventhal and focused primarily on appraisal, feasibility and consulting projects in the real estate industry.

JOHN R. HOADLEY, AGE: 29

    Mr. Hoadley has been our Controller since October 1999. Since May 2000,
Mr. Hoadley has also served as Controller of SNH, and since October 2000, he has served as Controller of Five Star Quality Care, Inc., an affiliate of RMR and a nursing home operator primarily engaged in providing operational management services to SNH. From March 1998 to October 1999, Mr. Hoadley served in various capacities for RMR and its affiliated companies. Mr. Hoadley was employed by Arthur Andersen LLP from 1993 to 1998, most recently as a senior auditor, with clients primarily in the real estate and utilities industries. Mr. Hoadley is a certified public accountant.

    Mr. Bornstein is married to Mr. Portnoy's daughter. Executive officers serve at the discretion of our Board of Trustees.

                               OTHER INFORMATION

COMPENSATION OF EXECUTIVE OFFICERS

    We do not have any employees. Services which otherwise would be provided by employees are provided by RMR. Payments by us to RMR for services during 2000 are described in "Certain Relationships and Related Party Transactions."

    Except with respect to incentive share awards, we have not paid and have no current plans to pay compensation to our executive officers. RMR, which conducts our day-to-day operations, compensated Messrs. Martin, Portnoy, Murray, O'Brien, Bornstein and Hoadley in connection with their services to RMR and to us. The following table provides summary long-term compensation information for restricted share awards made for the past three years to our executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                         RESTRICTED
                                                                           SHARE
                NAME AND PRINCIPAL POSITION                     YEAR     AWARDS(1)
                ---------------------------                   --------   ----------
John G. Murray..............................................    2000       $50,000
  President and Chief Operating Officer                         1999       $62,100
                                                                1998       $74,319

Thomas M. O'Brien...........................................    2000       $37,500
  Treasurer and Chief Financial Officer                         1999       $48,600
                                                                1998       $58,163

Ethan S. Bornstein..........................................    2000       $18,750
  Vice President                                                1999            --
                                                                1998            --

John R. Hoadley.............................................    2000       $12,500
  Controller                                                    1999            --
                                                                1998            --

------------------------

(1) All incentive share awards provide that one-third of each award vests immediately upon grant and one-third vests on each of the first and second anniversaries of the grant. In the event any executive officer who has been granted an incentive share award ceases to perform duties for us or ceases to be an officer or employee of RMR during the vesting period, the Common Shares which have not yet vested may be repurchased by the Company for nominal consideration. At December 31, 2000, the aggregate 10,600, 8,100, 750 and 500 Common Shares granted as incentive share awards under the Plan since 1995 to Messrs. Murray, O'Brien, Bornstein and Hoadley, respectively, had a value of $239,825, $183,263, $16,969 and $11,313, respectively, based upon a $22.625 per share closing price for the Common Shares on the New York Stock Exchange on that date. Vested and unvested Common Shares are entitled to distributions. The dollar amounts shown in the table represent the number of restricted Common Shares awarded during the years shown, including shares which have vested or continue to be subject to vesting, multiplied by the closing prices for the Common Shares on the New York Stock Exchange on the dates of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    We do not have a standing Compensation Committee; rather, a committee comprised of our Independent Trustees (Messrs. Harrington, Sheehan and Koumantzelis) makes recommendations for grants of Common Shares under the Plan, and these recommendations are acted upon by the full Board of Trustees. Relationships between the Company and certain Trustees are described under "Certain Relationships and Related Party Transactions."

PERFORMANCE GRAPH--COMPARISON OF CUMULATIVE TOTAL RETURN

    The graph below shows our cumulative total shareholder returns on Common Shares (assuming a $100 investment on December 31, 1995) for the past five years as compared with (a) the National Association of Real Estate Investment
Trust, Inc.'s (NAREIT) index of all tax-qualified real estate investment trusts listed on the New York Stock Exchange, the American Stock Exchange and the Nasdaq/ National Market System, and (b) the Standard & Poor's 500 Index. The graph assumes reinvestment of all cash distributions on the distribution record date.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Dollars

         12/31/95  12/31/96  12/31/97  12/31/98  12/31/99  12/31/00
HPT           100    117.16    142.71     116.1    101.65    135.42
NAREIT        100    135.75    161.36    130.99     122.5    154.21
S&P 500       100    122.96    163.99    210.86     255.2    231.96

EXECUTIVE COMPENSATION REPORT

    We developed and implemented our Plan in recognition of the following circumstances. First, our Common Shares are primarily a yield vehicle for shareholders and do not appreciate in value in the same manner as other equity securities. Therefore, a conventional stock option plan would not provide appropriate incentives for management. Second, because our executive officers are employees of RMR, and not of the Company, and receive their salary compensation from RMR, the Trustees wished to establish an arrangement which would, among other things, (a) foster a continuing identity of interest between management and our shareholders, and (b) recognize that our executive officers perform certain duties on our behalf, primarily with regard to shareholder relations and investor communications, which fall outside of the scope of services covered by the advisory agreement between us and RMR. In granting incentive share awards, our Trustees consider factors such as the amount and terms of restricted Common Shares previously granted to executive officers and the amount of time spent and complexity of the duties performed by executive officers on our behalf. The Trustees imposed, and may impose, vesting and other conditions on the granted Common Shares, which may encourage recipients of share awards to remain with us and RMR.

    In 2000, John G. Murray, our President, Chief Operating Officer and Secretary, received a grant of 2,000 Common Shares under the Plan, 666 of which vested immediately upon grant, 667 of which will vest on each of the first and second anniversaries of the date of grant. In 2000, Thomas M. O'Brien, our Treasurer and Chief Financial Officer, received a grant of 1,500 Common Shares under the Plan, 500 of which vested immediately upon the grant and 500 of which will vest on each of the first and second anniversaries of the date of grant. In 2000, Ethan S. Bornstein, our Vice President, received a grant of 750 Common Shares under the Plan, 250 of which vested immediately upon grant and 250 of which will vest on each of the first and second anniversaries of the date of grant. In 2000, John R. Hoadley, our Controller, received a grant of 500 Common Shares under the Plan, 166 of which vested immediately upon grant and 167 of which will vest on each of the first and second anniversaries of the date of the grant. The determination of the number of Common Shares granted to the executive officers was based on the number of Common Shares previously granted to our officers, the fair market value of the Common Shares granted, and the Trustees' opinion as to the value of the services to us performed by each individual.

                                          BOARD OF TRUSTEES

                                          John L. Harrington
                                          Arthur G. Koumantzelis
                                          Gerard M. Martin
                                          Barry M. Portnoy
                                          William J. Sheehan

AUDIT COMMITTEE REPORT

    The Audit Committee is comprised of three Trustees. None of these Trustees are officers of the Company. We believe all members of the Audit Committee are independent. The Board of Trustees has adopted a written charter for the Audit Committee, which is included as an appendix to this proxy statement.

    In the course of its oversight of our financial reporting process, the Audit Committee has (i) reviewed and discussed with management our audited financial statements for the fiscal year ended December 31, 2000, (ii) discussed with Arthur Andersen LLP, the Company's independent auditors, the matters required to be discussed by Statement on Accounting Standards No. 61, COMMUNICATION WITH AUDIT COMMITTEES, (iii) received the written disclosures and the letter from the auditors required by Independence Standards Board Standard No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEE, (iv) discussed with the auditors their independence, and (v) considered whether the provision of non-audit services by the auditors is compatible with maintaining their independence.

    Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Trustees that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE

                                          William J. Sheehan, Chairman
                                          John L. Harrington
                                          Arthur G. Koumantzelis

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of the Common Shares by each person known to us to be the beneficial owner of more than 5% of our outstanding Common Shares, and by each of our Trustees and executive officers, individually and as a group, as of the Record Date. Unless otherwise indicated, each person or entity named below has sole voting and investment power with respect to all Common Shares shown to be beneficially owned by that person or entity, subject to the matters set forth in the footnotes to the table below.

                                                              BENEFICIAL OWNERSHIP
                                                              --------------------
                                                              NUMBER OF
                    NAME AND ADDRESS(1)                        SHARES     PERCENT
                    -------------------                       ---------   --------
HRPT Properties Trust.......................................  4,000,000     7.1%
REIT Management & Research, Inc.(2).........................  4,000,000     7.1%
Ethan S. Bornstein(3).......................................        750       *
John L. Harrington(4).......................................      2,481       *
John R. Hoadley(3)..........................................        500       *
Arthur G. Koumantzelis(4)...................................      2,478       *
Gerard M. Martin(5).........................................  4,180,064     7.4%
John G. Murray(3)...........................................     10,600       *
Thomas M. O'Brien(3)........................................      9,576       *
Barry M. Portnoy(5).........................................  4,180,063     7.4%
William J. Sheehan(4).......................................      2,467       *
All Trustees and executive officers as a group (nine
  persons)(2)(5)............................................  4,388,979     7.8%

------------------------

*   Less than 1% of the Company's outstanding Common Shares.

(1) The address of HRP is 400 Centre Street, Newton, MA 02458. The address of each other named person or entity is c/o Hospitality Properties Trust, 400 Centre Street, Newton, MA 02458.

(2) Under applicable regulatory definitions, RMR, as HRP's advisor, may be deemed to own beneficially HRP's 4,000,000 Common Shares. RMR, however, disclaims beneficial ownership of HRP's 4,000,000 Common Shares.

(3) Includes the following Common Shares granted under our Plan which have not vested: Mr. Bornstein 500 Common Shares; Mr. Hoadley 334 Common Shares; Mr. Murray 2,101 Common Shares; and Mr. O'Brien 1,600 Common Shares.

(4) Each Independent Trustee receives a grant of 300 Common Shares per annum as part of his annual compensation.

(5) Mr. Portnoy owns 16,914 Common Shares directly, and Mr. Martin owns 16,914 Common Shares directly. Mr. Portnoy is the sole shareholder of a corporation which owns 163,149 Common Shares. Mr. Martin is the sole shareholder of a separate corporation which owns 163,150 Common Shares. HRP, of which Messrs. Portnoy and Martin are Managing Trustees, owns 4,000,000 Common Shares. Messrs. Portnoy and Martin may be deemed to have beneficial ownership of the Common Shares owned by HRP; however, Messrs. Portnoy and Martin disclaim beneficial ownership of HRP's 4,000,000 Common Shares.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

    We have entered into an agreement with RMR under which RMR provides investment and administrative services to us (the "Advisory Agreement"). RMR is owned by our Managing Trustees, Messrs. Martin and Portnoy. The Advisory Agreement provides for an annual base advisory fee equal to 0.70% of the Company's Average Invested Capital (as defined in the Advisory Agreement) up to $250 million, and 0.50% of Average Invested Capital exceeding $250 million; and an annual incentive fee equal to 15% of the increase in annual cash available for distribution per Common Share (but no more than $.02 per Common Share), times the weighted average number of Common Shares outstanding in each year. All incentive fees earned by RMR are paid in Common Shares. Aggregate fees paid to RMR for services during 2000 were $12.6 million, including $762,294 (based upon a per share price of $22.5344) paid in 33,828 restricted Common Shares as an incentive fee. RMR's incentive shares for 2000 were purchased by Messrs. Martin and Portnoy from RMR on January 31, 2001, at their then current fair market value.

    Until March 31, 1997, Mr. Portnoy was a partner of Sullivan & Worcester LLP, our counsel and counsel to HRP, SNH, RMR and affiliates of each of the foregoing, and he received payments from that firm during 2000 in respect of his retirement.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires that our Trustees and executive officers, and persons who own more than 10% of a registered class of our equity securities, file reports of ownership and changes in ownership of securities with the Securities and Exchange Commission and the New York Stock Exchange. Our executive officers, Trustees and greater than 10% shareholders are required to furnish us with copies of all forms they file pursuant to Section 16(a). Based solely on our review of the copies of these reports furnished or written representations that no such reports were required, we believe that, during the 2000 fiscal year, all filing requirements applicable to our executive officers, Trustees and greater than 10% shareholders were timely met.

                                    AUDITORS

    We are not required to submit the selection of our auditors to a shareholder vote. Since our organization in 1995, our independent auditors have been Arthur Andersen LLP. Our Audit Committee recommended and our Board of Trustees has appointed Arthur Andersen LLP to continue as our independent auditors. A representative of Arthur Andersen LLP is expected to be present at the Meeting, with the opportunity to make a statement if he desires to do so. This representative will be available to respond to appropriate questions from shareholders who are present at the Meeting.

    The fees for services provided by Arthur Andersen LLP to us in 2000 were as follows:

Audit Fees..................................................  $97,000(1)
Financial Information Systems Design and Implementation
  Fees......................................................       --
All Other Fees..............................................  $97,150

------------------------

(1) Includes $45,500 in fees for services provided in 2000 for audit services performed on the financial statements of one of the Company's tenants.

                             SHAREHOLDER PROPOSALS

    To be eligible for inclusion in the proxy statement to be furnished to shareholders in connection with our 2002 Annual Meeting of Shareholders, proposals by shareholders must be received by us at our principal executive offices not later than December 14, 2001 and must otherwise satisfy the conditions established by the Securities and Exchange Commission and our Bylaws for shareholder proposals to be included in our proxy statement for that meeting. In accordance with our Bylaws, proposals of shareholders intended for presentation at our 2002 Annual Meeting of Shareholders (but not intended to be included in the proxy statement for that meeting) must be received by us no later than January 14, 2002, and no earlier than December 14, 2001, and must be made in accordance with the provisions, requirements and procedures set forth in our Bylaws.

                                 OTHER MATTERS

    At this time, we know of no other matters which will be brought before the Meeting. However, if other matters properly come before the Meeting or any adjournment thereof, and if discretionary authority to vote with respect thereto has been conferred by the enclosed proxy, the persons named in the proxy will vote the proxy in accordance with their discretion on those matters.

                                          By Order of the Board of Trustees

                                          JOHN G. MURRAY, SECRETARY

Newton, Massachusetts

April 13, 2001

                                   APPENDIX A
              HOSPITALITY PROPERTIES TRUST AUDIT COMMITTEE CHARTER

I. PURPOSE

    The primary function of the Audit Committee is to assist the Board of Trustees in fulfilling its responsibilities for oversight and monitoring of the Trust's financial reporting process by the Trust's financial management and independent auditors.

    The activities enumerated in Section IV of this Charter are designed to promote the Audit Committee's fulfillment of this function, as well as to facilitate communications between the Board of Trustees, the Trust's management and the Trust's independent auditors on significant accounting judgements, estimates, and policies. Notwithstanding the Audit Committee's role in oversight of the Trust's financial reporting process and financial statements, it is acknowledged that the Trust's management ultimately has responsibility for that process and those financial statements.

II. COMPOSITION

    The Audit Committee shall be comprised of three or more trustees as determined by the Board, each of whom shall be an independent trustee within the meaning of the Trust's declaration of trust and the Rules of the New York Stock Exchange ("NYSE"). All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have accounting or related financial management expertise.

    The members of the Audit Committee shall be elected by the Board of Trustees, and vacancies on such committee should be filled as provided in the By-laws. Unless a Chair is elected by the full Board, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership.

III. MEETINGS

    Meetings of the Audit Committee may be called by or at the request of the Chair or by a majority of its members then in office. The person or persons authorized to call meetings may fix any place, either within or without the State of Maryland, as the place for holding any meeting of the Audit Committee called by them. It is expected that the Audit Committee will meet at least twice a year, once in connection with the commencement of each annual audit of the Trust's financial statements and once in connection with the conclusion of such audit.

    Notice of Audit Committee meetings shall be given in the same manner as notice for special meetings of the Board of Trustees.

    Two of the members of the Audit Committee shall be present at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of the Audit Committee.

    The Audit Committee shall keep minutes of its proceeding and shall report the same to the Board of Trustees at the next succeeding meeting, in accordance with the Trust's By-laws.

    Members of the Audit Committee may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

    Any action required or permitted to be taken at any meeting of the Audit Committee may be taken without a meeting, if a consent in writing to such action is signed by each member of the Audit Committee and such written consent is filed with the minutes of proceedings of such committee.

IV. RESPONSIBILITIES AND DUTIES

    The following are activities of the Audit Committee designed to promote the fulfillment of its functions as described in this Charter:

DOCUMENTS/REPORTS REVIEW

1. Review this Charter annually and submit any suggested revisions to the Board of Trustees for consideration.

2. Review the Trust's annual and quarterly financial statements released to the public, including any certification, report, opinion, or review rendered by the independent accountants.

3. Discuss the Trust's audited financial statements with representatives of the Trust's management.

INDEPENDENT ACCOUNTANTS

4. Recommend to the Board of Trustees the selection of the independent accountants, considering, among other things, independence and the fees and other compensation to be paid to the independent accountants.

5. On an annual basis, obtain a written statement from the independent accountants describing all relationships between the Trust and the independent accountants and review and discuss with the independent accountants all significant relationships the accountants have with the Trust to assist in reviewing the accountants' independence, consistent with the requirements of Independence Standards Board Standard No. 1 "Independence Discussion with Audit Committee," a copy of which is included herewith as Exhibit I.

6. Review the performance of the independent accountants and make recommendations to the Board of Trustees concerning any proposed discharge of the independent accountants.

7. Periodically consult with the independent accountants out of the presence of management about internal controls and the quality, acceptability, fullness and accuracy of the Trust's financial statements.

FINANCIAL REPORTING PROCESS

8. Discuss the Trust's audited financial statements with representatives of the Trust's management.

9. Discuss either in person or by telephone (either as a committee or through the Chair, representing the Audit Committee) with the independent auditors and a representative of the Trust's financial management the matters described in Statement on Audited Standards No. 61, a copy of which is included herewith as Exhibit II, in connection with the financial statements contained in the Trust's periodic filings with the SEC filed with the SEC, including significant adjustments and accounting estimates, significant new accounting policies and disagreements with management. Such discussion shall occur prior to the filing of such reports if required by Statement on Audited Standards No. 71.

10. Consider and make recommendations to the Board of Trustees concerning major changes to the Trust's auditing and accounting principles and practices as suggested by the independent accountants or management.

PROCESS IMPROVEMENT

11. Discuss, at least annually, with each of management and the independent accountants regarding any significant estimates and judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such estimates and judgments.

12. Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

13. Review any significant disagreement among management and the independent accountants in connection with the preparation of the audited financial statements.

14. Review any disclosure concerning the Audit Committee or its membership required to be included in the Trust's Annual Report on Form 10-K, Quarterly Report on Form 10-Q or proxy statements under the rules of the SEC.

REPORTS OF THE AUDIT COMMITTEE

15. Prepare any reports required to be prepared by the Audit Committee under the rules of the SEC or the NYSE.

V. GENERAL PROVISIONS

    As provided in the By-laws, each member of the Audit Committee shall, in the performance of his or her duties with respect to the Trust, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel or upon reports made to the Trust by any of its officers or employees or by the Trust's adviser, accountants, appraisers or other experts or consultants selected by the Board of Trustees or officers of the Trust, regardless of whether such counsel or expert may also be a Trustee.

    Each member of the Audit Committee, in his or her capacity as such, shall be entitled to the benefits of the limitations on liability, the indemnifications and the other provisions of Article VII of the Declaration of Trust of the Trust, to the fullest extent permitted by law.

                                   APPENDIX B

                          HOSPITALITY PROPERTIES TRUST
                 400 Centre Street, Newton, Massachusetts 02458

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned shareholder of Hospitality Properties Trust, a Maryland real estate investment trust (the "Company"), hereby appoints GERARD M. MARTIN, JOHN
G. MURRAY and BARRY M. PORTNOY, or any of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of Shareholders of the Company to be held at the Sheraton Newton Hotel, 320 Washington Street, Newton, Massachusetts, on Tuesday, May 15, 2001, at 9:00 a.m., and any adjournment or postponement thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" THE NOMINEE FOR TRUSTEE AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.



--------------------------------------------------------------------------------
PLEASE VOTE, DATE, AND SIGN ON REVERSE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
NOTE: Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                   DO YOU HAVE ANY COMMENTS?
------------------------------          ----------------------------------------
------------------------------          ----------------------------------------
------------------------------          ----------------------------------------

|X|      PLEASE MARK VOTES
         AS IN THIS EXAMPLE


--------------------------------------------------- ----------------------------------------- ---------- ----------
HOSPITALITY PROPERTIES TRUST                        1.  Election of Trustee in Group III:         FOR
                                                                                                NOMINEE   WITHHOLD
--------------------------------------------------- ----------------------------------------- ---------- ----------
                                                     ARTHUR G. KOUMANTZELIS                       |_|        |_|
--------------------------------------------------- ----------------------------------------- ---------- ----------

CONTROL NUMBER:

RECORD DATE SHARES:

                                                     2. In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting.

-------------------------------------------------------------------------------------------------------------------
Please be sure to sign and date this Proxy.    Date     Mark box at right if an address change or comment has |_|
                                                        been noted on the reverse side of this card.

-------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------


       Shareholder sign here          Co-owner sign here



DETACH CARD                                                                                             DETACH CARD



                                      -2-